EXHIBIT 32.1

Certifications of Chief Executive Officer
Pursuant to 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Unrivaled Brands, Inc. (the "Company") does hereby certify, to the best of such officer's knowledge, that:

a.The Annual Report on Form 10-K of the Company for the year ended December 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

1.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

Date: April 15, 2022 By: /s/ Tiffany Davis

Tiffany Davis
Chief Executive Officer and Director